UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

March 25, 2010
Date of Report (Date of earliest event reported)

FORTRESS INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51426	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7226 Lee DeForest Drive, Suite 203
Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

(410) 423-7438
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On Tuesday, March 30, 2010, Fortress International Group, Inc. (the “Company”), issued a press release reporting certain financial results of the Company for the fourth quarter of 2009 and the year ended December 31, 2009.

A copy of the press release is being furnished herewith as Exhibit 99.1.

The Company’s financial results contain non-GAAP financial measures. Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Disclosure regarding definitions of these measures used by the Company and why the Company’s management believes the measures provide useful information to investors is also included in the press release.

The Company will conduct a conference call to discuss its financial results on Tuesday, March 30, 2010, at 9:00 a.m., Eastern Daylight Time.

The information in this Report, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 2.02 of this Current Report on Form 8-K. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Statements contained in this report contain “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995.  In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; risks relating to our ability to continue as a going concern; the uncertainty whether the Company can raise substantial additional funds to continue its operations; risks associated with our effort to meet our working capital requirements and scheduled maturities of indebtedness absent restructuring; the uncertainty as to whether the Company can replace its declining backlog; risks involved in properly managing complex projects; risks relating to revenues under customer contracts, many of which can be canceled on short notice; the uncertainty whether potential contracts and our backlog would materialize; risks relating to our ability to implement a reduction in our expenses; risks relating our ability to continue to implement our business plan; risks relating to our liquidity; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company's forward-looking statements. The Company does not undertake to update its forward-looking statements.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 25, 2010, the Company received a letter from The Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that it had failed to regain compliance with the Nasdaq listing rules by March 24, 2010, and, unless the Company appeals Nasdaq’s determination, Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission (the “SEC”) on April 6, 2010.

As previously disclosed, the Company received a letter from Nasdaq, dated September 25, 2009, notifying the Company of its failure to meet the minimum bid price of $1 per share for continued listing.  For this reason and as part of the Company’s overall strategy to conserve resources and improve cost effectiveness, the Board of Directors of the Company unanimously voted on March 10, 2010, to delist the Company’s common stock, $.0001 par value per share (the “Common Stock”), from the NASDAQ Capital Market pursuant to NASDAQ Stock Market Rule 5840(j).  In connection therewith, the Company issued a press release and notified Nasdaq on March 12, 2010, of the Company’s intention to file a Form 25, Notification of Removal from Listing and/or Registration with the SEC on or about March 22, 2010.  The Company filed the Form 25 with the SEC on March 22, 2010, and anticipates that the Common Stock will cease trading on the NASDAQ Capital Market effective as of the start of business on April 1, 2010.  The Company does not anticipate that Nasdaq will take any further action with respect to the Common Stock as outlined in its March 25 letter, including filing a Form 25-NSE.

The Company will continue to file periodic reports with the SEC pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

99.1              Press Release, dated March 30, 2010.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INTERNATIONAL GROUP, INC.

By:	/s/Timothy C. Dec
Timothy C. Dec
Chief Financial Officer

Date: March 30, 2010